UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2022

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On December 9, 2022 David Phillips and on December 11, 2022 James P. Gregory, each provided notice to the Board of Directors of Vertex Energy, Inc. (“Vertex”, the “Company”, “we” and “us”), of their resignation as members of the Board of Directors, each effective upon acceptance by the Board of Directors. The Board of Directors accepted the resignations effective on December 12, 2022. Both Mr. Gregory and Mr. Phillips indicated that their resignations were not the result of any disagreement with the Company. Prior to his resignation, Mr. Phillips served on the Audit Committee, Compensation Committee, and Risk Committee and served as the Chairperson of the Nominating and Governance Committee of the Board of Directors. Mr. Gregory did not serve on any committees of the Board of Directors. Following his resignation as a director, Mr. Gregory continues to serve as the General Counsel of the Company, and was further appointed as the Secretary of the Company on December 12, 2022 (taking over for Chris Carlson, the Chief Financial Officer of the Company).

Appointment of Directors

On December 12, 2022, effective immediately upon the acceptance by the Board of Directors of the resignations of Mr. Gregory and Mr. Phillips, as discussed above, the Board of Directors, with the recommendation of the Nominating and Governance Committee of the Board of Directors, which is comprised entirely of independent directors, appointed Karen Maston and Odeh Khoury as members of the Board of Directors, to fill the vacancies left by Mr. Gregory’s and Mr. Phillip’s resignations.

The Board determined that Ms. Maston and Mr. Khoury meet the definition of an “independent” director under the rules and regulations promulgated by NASDAQ and pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Ms. Maston and Mr. Khoury were also appointed to various committees of the Board of Directors upon their appointment, as discussed in greater detail below.

There are no family relationships between any director or executive officer of the Company, including Ms. Maston and Mr. Khoury.

Neither Ms. Maston nor Mr. Khoury is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement, arrangement or understanding pursuant to which Ms. Maston or Mr. Khoury was selected as a director.

Ms. Maston and Mr. Khoury will be entitled to receive compensation for their services as a director and as committee members of the Board of Directors consistent with the compensation paid to other non-executive directors as described in greater detail below in Item 8.01 of this Current Report on Form 8-K and are entitled to participate in the Company’s equity incentive plans in effect and as amended from time to time.

The Company is also expected to enter into an Indemnification Agreement with Ms. Maston and Mr. Khoury in identical form in all material respects to the indemnification agreements entered into with other Company directors. The Indemnification Agreement will provide for indemnification of, and advancement of litigation and other expenses to, Ms. Maston and Mr. Khoury to the fullest extent permitted by law for claims relating to their service to the Company, subject to the terms and conditions contained in the form of Indemnification Agreement incorporated by reference hereto as Exhibit 10.1.

Ms. Maston’s and Mr. Khoury’s biographical information is provided below:

Ms. Karen Maston, age 66

Ms. Maston has decades of experience representing clients in complex environmental, energy, contract, fiduciary, and other cutting edge legal matters.

After graduating magna cum laude with her Bachelor of Science degree in Occupational Therapy from the University of Missouri-Columbia, Ms. Maston worked at the Mayo Clinic in Rochester, Minnesota. Following her tenure at Mayo Clinic, Ms. Maston joined Memorial Hermann Hospital in Houston, Texas as the Assistant Director of Occupational Therapy (1978-1979), and then became the Director of Occupational Therapy for St. Luke’s Episcopal Hospital, Texas Children’s Hospital and The Texas Heart Institute (1979-1984).

Ms. Maston graduated from The University of Texas Law School with a Doctor of Jurisprudence in 1986 and began her legal career with the global law firm of Baker Botts L.L.P. During her 17-year tenure at Baker Botts, she was elected as an equity partner. Ms. Maston accepted a position as a partner with the environmental boutique law firm Connelly Baker Maston Wotring and Jackson from 2003 to 2007. Ms. Maston continued as a partner in private practice including serving as the managing partner of the Houston office of the international law firm of Sedgwick, L.L.P. and was a member of the firm’s executive committee. Ms. Maston left private practice in 2015 to accept a position with the Department of Justice serving as an Assistant United States Attorney for the Southern District of Texas, which position she held from January 2015 to October 2018.

Ms. Maston is currently licensed to practice law in the states of Mississippi, Texas and West Virginia and as an Occupational Therapist in Nebraska and Texas. She is a supporter of the arts and has served as an advisory board member of Children at Risk and the Houston Grand Opera.

The Board of Directors believes that Ms. Maston is well qualified to serve on the Board of Directors because of her significant legal and management experience.

Mr. Odeh Khoury, age 54

Mr. Khoury joined Shell Oil Products US Company in 1991 and at the time of his retirement in late 2021, Mr. Khoury served as the Regional Vice President of Commercial – Fuels Supply, Distribution & Trading– Americas, and was a member of Shell’s Global Products Trading & Supply Executive Leadership team. During his most recent 5+ year tenure, he led all regional commercial, supply, and logistics activities across 35 clean fuels terminals, including P&L management, value chain optimization, price risk management, business development and origination, bio/renewable fuels program compliance and optimization, and overall leadership of Shell’s US Downstream Fuels integrated business units. Prior to that, Mr. Odeh served as Vice President & General Manager of the Motiva Convent, Louisiana Refinery on behalf of Motiva Enterprises LLC (a former JV between Shell Oil Products & Saudi Aramco) (“Motiva”).

From 2011 to 2013, Mr. Khoury held the position of Senior Operations Director for the Motiva & Shell Norco, Louisiana Petrochemical Complex, where he provided senior operations leadership for three separate sites (Fuels Refinery, Olefins Complex and Bitumen Refinery). Previously in 2009-2010, Mr. Khoury served as the US Gulf Coast Regional Director of Strategic Business Improvement - Refining & Chemicals for Shell Oil Products US Co., where he was responsible for strategic improvements across their refining and chemicals portfolio. In the preceding three years, Mr. Khoury served as Director - Strategy & Business Development for Supply & Distribution with Motiva, where he led business development and fuels/biofuels distribution strategy and managed third party commercial contracts and relationships. From 1991 to 2005, Mr. Khoury held various technical, operational, and commercial roles with Shell Oil Products US Co.

Between 2011 and 2021, Mr. Khoury served on several boards and trade associations, including Louisiana Mid-Continent Oil & Gas Association (LMOGA), Greater Baton Rouge Industry Alliance (GBRIA), National Association of Manufacturers (NAM), First Coast Energy LLC in Jacksonville, FL., TriStar Energy LLC in Nashville, Tennessee and most recently served as Shell’s Executive Member on American Petroleum Institute (API) Downstream Committee.

Mr. Khoury obtained his Bachelor of Science Degree in Chemical Engineering from the University of Maryland and an MBA from Rice University in Houston, Texas.

The Board of Directors believes that Mr. Khoury is well qualified to serve on the Board of Directors due to his more than 30 years of experience in the downstream and midstream energy industry. Mr. Khoury brings to the Board significant insight, extensive technical, operational, and commercial expertise, as well as broad executive and general management experience.

Committee Appointments

The Board of Directors (the “Board”), effective upon their appointments on December 12, 2022, also appointed (a) Ms. Maston to the Audit Committee; Compensation Committee; Related Party Transaction Committee and the newly formed Executive Committee (as discussed below in Item 8.01), and appointed Ms. Maston as Chairperson of the newly renamed Nominating, Corporate Governance and Environmental, Social, and Governance Committee (as discussed below in Item 8.01); and (b) Mr. Khoury to the Audit Committee, Compensation Committee, Nominating, Corporate Governance and Environmental, Social, and Governance Committee and as Chairperson of the Risk Committee.

As a result of the appointments discussed above, the membership of the committees of the Company’s Board of Directors is currently as follows:

	Audit Committee	Compensation Committee	Nominating, Corporate Governance and Environmental, Social, and Governance Committee	Related Party Transaction Committee	Risk Committee	Executive Committee
Benjamin P. Cowart(1)
Dan Borgen	M	C	M	M	M	C(2)
Christopher Stratton	C	M	M		M	M
Timothy C. Harvey			M	C	M
Karen Maston	M	M	C	M		M
Odeh Khoury	M	M	M		C

(1) Chairperson of Board of Directors.

(2) The Chairperson of the Executive Committee also serves as the “Lead Director” (see Item 8.01, below).

C – Chairperson of Committee.

M – Member.

Executive Employment Agreements

On December 12, 2022, we entered into Executive Employment Agreements with each of Benjamin P. Cowart, our President and Chief Executive Officer (and Chairman), James Rhame, our Chief Operating Officer and Alvaro Ruiz, our Chief Strategy Officer and on December 13, 2022, we entered into an Executive Employment Agreement with Chris Carlson, our Chief Financial Officer (collectively, the “Employment Agreements”). Mr. Cowart’s, Mr. Carlson’s and Mr. Ruiz’s Employment Agreements each replaced and superseded their prior employment agreements with the Company.

Each of the Employment Agreements are substantially similar (as discussed below), except for the base annual compensation payable to each of the executive officers as summarized below:

Executive	Executive Position	Base Annual Compensation
Benjamin P. Cowart	President and Chief Executive Officer	$514,000
Chris Carlson	Chief Financial Officer	$318,000
James Rhame	Chief Operating Officer	$316,000
Alvaro Ruiz	Chief Strategy Officer	$302,000

Each Employment Agreement provides for the applicable executive to serve as an executive of the Company (in the roles set forth above under “Executive Position”), for an initial three-year term extending through December 11, 2025 or December 12, 2025 (as applicable), provided that each of the agreements automatically renews for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement, with the exception of the agreement with Mr. Rhame, which provides for an initial term until the later of (a) April 30, 2024, or (b) completion of the phase 2 renewable diesel project at the Company’s Mobile, Alabama refinery. Each of the agreements also have an effective date of April 1, 2022, and require that the Company pay each executive, within fourteen days after the execution of the agreement, a lump sum payment equal to the difference between the executive’s salary in effect prior to the effective date and the base salary called for under the executive’s agreement, during the period between the effective date and execution date.

Pursuant to the terms of the Employment Agreements, each executive’s annual compensation package includes (1) a base salary (as set forth above under “Base Annual Compensation”), subject to yearly determinations by the Compensation Committee of the Board (or the Board with the recommendation of the Compensation Committee), on each December 31st, as to potential increases in salary, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee or the Board of Directors (the “Cash Bonus”). Each executive is also eligible for a yearly discretionary equity bonus (the “Equity Bonus”) equal to an amount as determined by the Board, with the recommendation of the Compensation Committee and based on the condition of the Company’s business and results of operations, the Compensation Committee’s evaluation of the executive’s individual performance for the relevant period, and the satisfaction of goals that may be established by the Compensation Committee.

Each Cash Bonus shall be paid in the Compensation Committee’s discretion at the same time annual bonuses are paid to other executives of the Company, in an amount determined by the Compensation Committee in its sole discretion, based on such criteria as the Compensation Committee deems relevant; provided that no Cash Bonus shall be paid at any time that the sum of the Current Ratios (defined below), at the end of the then last two completed calendar quarters that have been publicly filed with the SEC, divided by 2, totals less than 1.0. The Compensation Committee, or the Board, with the recommendation of the Compensation Committee, may also pay or grant discretionary Cash Bonuses or Equity Bonuses from time to time in their discretion, at any time, in its/their discretion. The Equity Bonus may be in the form of common stock, stock options or other equity consideration, in such amounts and with such terms as may be determined by the Compensation Committee or the Board, with the recommendation of the Compensation Committee, from time to time.

For the purposes of the Employment Agreements, “Current Ratio” means, as of the date of determination, (a) the current assets of the Company, divided by (b) the current liabilities of the Company, each as set forth in the financial statements of the Company as filed in the Company’s periodic reports with the SEC; except in the case of a Payment Date Current Ratio (defined below), which shall be calculated based on the Company’s internally generated financial statements, in accordance with generally accepted accounting principles, consistently applied.

The Cash Bonus is also only payable to the extent that, as of a date within 10 business days of the date the Cash Bonus is to be paid (the “Proposed Payment Date”), that the Company has a Current Ratio, after paying the Cash Bonus, and any other cash bonuses awarded by the Compensation Committee, which are unpaid as of such Proposed Payment Date, equal to at least 1.0 (the “Payment Date Current Ratio”). Notwithstanding the forgoing, the Cash Bonus will be paid not later than March 15 of the year following the year in which the Compensation Committee or the Board determine to grant such Cash Bonus.

Each executive is also paid an automobile allowance of $750 per month during the term of their Employment Agreement and is eligible to participate in our stock option plan and other benefit plans.

Each executive’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement.

Each Employment Agreement prohibits the applicable executive party thereto from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the collection, trading, purchasing, processing, storing, aggregation, transportation, manufacture, distribution, recycling, storage, refinement, re-refinement and sale of Restricted Products; or dismantling, demolition, decommission and marine salvage services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which the executive has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means renewable fuels, used motor oil, petroleum by-products, renewable fuels, vacuum gas oil, aggregated feedstock, conventional crude refining and re-refined oil products, gasoline blendstock, pygas and fuel oil cutterstock, oil filters, engine coolant and/or other hydrocarbons and any other product and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, refining, re-refining, aggregating, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which the applicable executive obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement. The non-compete requirements described in the paragraph above, as well as the restriction on the executive to refrain, for a period of twelve months from the termination date, from soliciting customers of the Company with whom executive worked during the last year of executive’s employment with the Company and from soliciting employees of the Company to leave the employment of the Company, are defined as the “Non-Compete Provisions”. As discussed in greater detail below, at the Company’s option at any time the Company determines in its discretion to not renew an Employment Agreement (other than Mr. Rhame’s as discussed below) at such time that such agreement would have otherwise automatically renewed pursuant to its terms, the Company may determine to waive the Non-Compete Provisions, at which time no Severance Payment (as discussed below) would be due, or to pay the Severance Payment, at which time the Non-Compete Provisions would continue to apply pursuant to their terms. The Non-Compete Provisions do not apply to Mr. Rhame in the event his employment agreement expires at the end of the initial term thereof, provided that at the Company’s option, at least 60 days before April 30, 2024, the Company can request that Mr. Rhame negotiate an extension of his employment agreement or a consulting agreement with the Company in good faith during such 60 day period.

We may terminate an executive’s Employment Agreement (a) for “cause” which means (i) that the applicable executive has materially breached any obligation, duty, covenant or agreement under the agreement, which breach is not cured or corrected within thirty days of written notice thereof from the Company (except for breaches of the assignment of inventions or confidentiality/non-solicitation and non-compete provisions of the agreement, which cannot be cured and for which the Company need not give any opportunity to cure); (ii) the applicable executive’s willful failure or refusal to perform or nonperformance of his duties required by the Employment Agreement or assigned by the Company through the Board of Directors, and without a reasonable basis for executive to do so; provided, however, that the executive shall have first received written notice from the Company stating with specificity the nature of such failure and refusal and affording executive an opportunity, as soon as practicable, to correct the acts or omissions complained of, and failure of the applicable executive to cure such failure or refusal within thirty days after written notice; (iii) any gross negligence or willful misconduct of the applicable executive with regard to the Company or any of its subsidiaries resulting in a material economic loss to the Company or material damage to the Company’s reputation or business relationships; (iv) if the executive commits any act of misappropriation of funds or embezzlement; or (v) if the executive commits any act of fraud; or (vi) if the executive is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law; and, in the case of any of the above offenses, such offense casts reasonable doubt on such executive’s ability to perform his duties going forward; (b) in the event the applicable executive suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreements also automatically terminate upon the death of the applicable executive.

Each executive may terminate his employment (a) for “good reason” if there is (i) a material diminution in his authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities or a requirement that executive report to an officer or employee of the Company rather than reporting to the Board; (iii) a material breach by the Company of the agreement, or (iv) a material diminution in the applicable executive’s Base Salary, in each case without his prior written consent; provided, however, prior to any such termination by the executive for “good reason,” the executive must first advise us in writing (within 60 days of the occurrence of such event) and provide us 30 days to cure, after which in the event we do not cure the issue leading to such “good reason” notice, the applicable executive has 30 days to resign for “good reason”); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

If the applicable executive’s employment is terminated due to his death or disability, the executive or his estate is entitled to a lump sum cash severance payment equal to the sum of (i) the executive’s Base Salary accrued through the termination date; (ii) any unpaid Cash Bonus for the prior year that would have been paid had executive not been terminated prior to such payment; and (iii) the pro rata amount of the current year’s bonus (through the end of the month of termination), which would have been payable to the executive, had the executive been employed through the end of the then current calendar year, based on the Board or Compensation Committee’s good faith assessment of the amount which would have been paid to executive as a cash bonus for such calendar year, based on the Company’s and executive’s quantifiable performance through the date of termination, and the Board or Compensation Committee’s customary bonus determination matrix, with rankings based on the Company’s peer group and the Board or Compensation Committee’s individual rankings of such matrix items, in each case utilizing the Company’s then current process for determining bonuses as determined by the Committee in their reasonable discretion (the “Good Faith Bonus Determination”). Such amount shall be paid within 60 days after the termination date. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation held by executive upon such termination shall vest and shall be exercisable until the earlier of (A) ninety days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances, provided that such provisions shall not affect any equity awards outstanding prior to the date of the Employment Agreements.

If an executive’s employment is terminated by executive without “good reason” or his non-renewal of the agreement, or by non-renewal by the Company, providing for a waiver of the Non-Compete Provisions (defined above), or by the Company with cause, the executive is entitled to his Base Salary accrued through the termination date and no other benefits other than continuation of health insurance benefits on the terms and to the extent required by COBRA, or such other similar law or regulation as may be applicable to the executive or the Company with respect to the executive. Additionally, any unvested stock options or equity compensation held by executive shall immediately terminate and be forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable equity agreement, as such may describe the rights and obligations upon termination of employment of executive.

If an executive’s employment is terminated by such executive for “good reason”, or by the Company without “cause”, or by the Company’s non-renewal, providing that the Non-Compete Provisions shall continue to apply (other than Mr. Rhame’s as discussed below), (a) such executive is entitled to his base salary accrued through the termination date and any unpaid Cash Bonus for the prior completed calendar year that would have been paid had executive not been terminated prior to such payment, plus a lump sum cash severance payment equal to the sum of (i) an amount equal to the executive’s current annual Base Salary plus (ii) an amount equal to the Good Faith Bonus Determination of the bonus which should have been due for the full calendar year containing the termination date (collectively, (i) and (ii), the “Severance Payment”); and (b) provided executive elects to receive continued health insurance coverage through COBRA, the Company will pay executive’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date (the “Health Payment”); provided, however, that if at any time executive is covered by a substantially similar level of health insurance through subsequent employment or otherwise, the Company’s health benefit obligations shall immediately cease, and the Company shall have no further obligation to make the Health Payment. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation previously granted to the executive will vest immediately upon such termination and shall be exercisable by the executive until the earlier of (A) three months from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances, provided that such provisions shall not affect any equity awards outstanding prior to the date of the Employment Agreements. The Severance Payment shall be paid in cash within sixty days after the termination date. The Severance Payment is not due to Mr. Rhame in the event his employment agreement expires at the end of the initial term thereof.

As a condition to each executive’s right to receive any Severance Payment, (A) the executive must execute and deliver to the Company a written release in form and substance satisfactory to the Company, of any and all claims against the Company and all directors and officers of the Company with respect to all matters arising out of executive’s employment, or the termination thereof (other than claims for entitlements under the terms of the agreement or plans or programs of the Company in which executive has accrued a benefit), which must be effective by the 90th day following his termination date; and (B) executive must not have breached any of his covenants and agreements under the Agreement relating to assignment of inventions and confidentiality, including the non-solicitation and non-compete provisions thereof, which shall continue following the termination date.

If a Change of Control (as defined below) occurs during the term of the agreement, or within six months after an executive’s termination of employment by him for good reason or by the Company without cause (but not non-renewal), the Company is required to pay executive, within 60 days following the date of such Change of Control, a cash payment in a lump sum in an amount equal to (x) minus (y) where (x) equals 3.0 times the sum of (a) the most recent annual Base Salary of the executive; and (b) the amount of the most recent Cash Bonus paid to the executive (the “Change of Control Payment”) and (y) equals the amount of any Severance Payment actually paid to executive. If the applicable Employment Agreement has been terminated prior to any Cash Bonus being awarded pursuant to the agreement or if the most recent Cash Bonus was zero, (x)(b) above is replaced with an amount equal to the greater of (1) the amount of executive’s most recent annual cash bonus awarded by the Compensation Committee or the Board (“Most Recent Cash Bonus”); and (2) the amount of executive’s annual cash bonus awarded by the Compensation Committee or the Board for the year immediately preceding the Most Recent Cash Bonus (the “Preceding Year Bonus”). Additionally, following a change of control termination, all outstanding stock options and other equity compensation held by an executive are exercisable by the executive pursuant to the terms thereof until the earlier of (A) three months from his termination date and (B) the latest date upon which such stock options and other equity compensation would have expired by their original terms under any circumstances; provided any equity awards outstanding prior to the entry into the Employment Agreement continue to be governed by the terms set forth in such award agreements.

“Change of Control” for the purposes of the Employment Agreements means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our shareholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on December [●], 2022, except in the event that such slate of directors is proposed by a committee of the Board of Directors.

The Employment Agreements also contain standard assignment of inventions, indemnification and confidentiality provisions. Further, each executive is subject to non-solicitation covenants during the term of the agreement.

Although each executive will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to his employment agreement (subject to the terms thereof, and the Company’s option to terminate such non-compete provisions under certain circumstances as discussed above and subject to Mr. Rhame’s agreement which includes no non-compete obligations upon the expiration of his employment agreement at the end of its initial term). Accordingly, each executive could be in a position to use industry experience gained while working with us to compete with us.

Each Employment Agreement also includes a provision providing that any portion of the payments and benefits paid under the Employment Agreements, as well as any other payments and benefits which an executive receives pursuant to a Company plan or other arrangement, shall be subject to a clawback (a) to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any SEC rule or any other applicable law; and/or (b) any policy adopted by the Company and applicable generally to the executive and other officers of the Company, relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to executive by the Company or its subsidiaries or any of their respective affiliates, as applicable, as may be amended from time to time.

Separately, Mr. Cowart’s Employment Agreement provides that for so long as he is still employed by the Company, the Board shall nominate him to be elected to serve on the Board at each meeting of the Company’s shareholders held during the term of his Employment Agreement.

The description of the Employment Agreements above is not complete and is qualified in its entirety by the Employment Agreements entered into with each executive officer of the Company, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, and incorporated by reference into this Item 5.02 by reference in their entirety.

Adoption of Clawback and Forfeiture Policy

On December 12, 2022, the Board adopted a preliminary Clawback and Forfeiture Policy, providing for certain rights of the Company to clawback amounts of cash or equity (and in some cases cancel equity awards) paid to an employee of the Company in the event (1) that the employee engages in: (a) misconduct or commits an error that, in each case, causes material financial or reputational harm to the Company or to the employee’s business group; or (b) for purposes of a cancellation or forfeiture (but not for clawback), any conduct that constitutes cause under the policy; (2) the amount of the award was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement) or were based upon one or more materially inaccurate performance metrics; or

(1)  in connection with the employee’s job responsibilities, (i) failure through willful misconduct or gross negligence of the employee, including in a supervisory capacity, to identify, escalate, monitor, or manage, in a timely manner risks material to the Company or to the employee’s business group in accordance with Company policies and procedures (as applicable) or (ii) the Company or the employee’s business group suffers a material failure of risk management. The Board anticipates amending the Clawback and Forfeiture Policy in the future, once The NASDAQ Stock Market LLC has adopted final rules required by the Securities and Exchange Commission and the Dodd-Frank Act relating to clawbacks to comply with such future rules.

The description of the Clawback and Forfeiture Policy above is not complete and is qualified in its entirety by the Clawback and Forfeiture Policy, a copy of which is attached hereto as Exhibit 99.2, and is incorporated by reference into this Item 5.02 by reference in its entirety.

Item 8.01 Other Events.

Adoption of Amended Committee Charter

On December 12, 2022, the Board renamed the Nominating and Governance Committee of the Board of Directors to the Nominating, Corporate Governance and Environmental, Social, and Governance Committee and adopted a new charter for such committee to provide for certain Environmental, Social, and Governance (ESG) responsibilities including providing for the committee to: (a) oversee and review any reports the Company prepares and publishes related to ESG matters; (b) review and make recommendations to the Board with respect to proposals for corporate action relating to ESG matters received from the Company’s shareholders; (c) review and receive updates from management on significant social and public responsibility matters of interest to the Company and its stakeholders and strategies for enhancing the Company’s reputation among its stakeholders regarding ESG matters; (d) make regular reports to the Board, directly or through the Chairperson, about Committee activities; (e) review the Company’s strategy, policies and practices for consistency with its responsibility toward environmental, social and governance matters, including its diversity and inclusion efforts, and make recommendations to the Board and management regarding such matters as it may deem advisable; (f) oversee management’s monitoring and enforcement of the Company’s policies to protect the health and safety of employees, contractors, customers, the public, and the environment and review with management the quality of the Company’s procedures for identifying, assessing, monitoring and managing key environmental, safety and social risks in the Company’s business; (g) review and advise the Board on (i) the Company’s sustainability goals and commitments, (ii) the Company’s achievement of its sustainability goals and commitments, (iii) the Company’s position in relevant independent ranking systems and (iv) any reporting of such targets and the Company’s progress and position in rankings; (h) assist the Board in identifying, evaluating, and monitoring public policy trends, regulatory developments and environmental issues that affect the Company’s activities and performance, as well as oversight of voluntary reporting of these matters, and shall recommend to the Board policies, programs and strategies concerning such trends, developments and issues; (i) advise the Board on significant stakeholder concerns relating to sustainability; and (j) oversee and review the Company’s policies on community investment and corporate charitable activities.

The description of the charter of the Nominating, Corporate Governance and Environmental, Social, and Governance Committee above is not complete and is qualified in its entirety by the charter of the Nominating, Corporate Governance and Environmental, Social, and Governance Committee, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 8.01 by reference in its entirety.

Formation of Executive Committee and Designation of Lead Director

Also on December 12, 2022, the Board formed an Executive Committee to act as a steering committee for the full Board, with the main purpose of facilitating decision-making between board meetings or in urgent and crisis circumstances and with the goal of prioritizing issues for the full board to address, being responsible for overseeing board policies, ensuring good governance practices, and having such responsibilities and authority as may be further designated to such committee from time to time by the Board. The Board further provided that the Chairperson of the Executive Committee will serve as the Lead Director of the Board of Directors. Immediately upon the formation of the committee, the Board appointed Mr. Dan Borgen as Chairperson of the Executive Committee (and Lead Director) and Mr. Stratton and Ms. Maston as members of the Executive Committee.

Updated Compensation of Independent Members of the Board of Directors

On December 12, 2022, the Board of Directors, with the recommendation of the Compensation Committee of the Board of Directors, approved the following updated compensation payable to each non-executive member of the Board of Directors, effective as of November 1, 2022 (the “Updated Board Compensation”):

(a)	Yearly cash compensation payable to each member of, and each Chairperson of, the Committees of the Board of Directors as follows:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee/ESG	Related Party Transaction Committee	Risk Committee	Executive Committee
Chairperson	$34,500	$32,500	$30,000	$7,500	$35,000	$55,000
Member	$7,500	$7,500	$5,000	$2,500	$10,000	$25,000

(b)	Yearly cash compensation to each independent member of the Board of Directors of $75,000;

(c)	Yearly equity compensation to each member of the Executive Committee equal to $12,000 of value and to the Chairperson of the Executive Committee, who is also the Lead Director, of $50,000 of value (the “Executive Committee Equity Compensation”); and

(d)	Yearly equity compensation to each independent member of the Board of Directors equal to $115,200 of value (the “Equity Board Compensation”).

All cash compensation payable pursuant to the above will be paid quarterly in arrears. Equity compensation is expected to be paid in the form of options, issuable at such times, and subject to such terms, as may be further approved by the Board of Directors or the Compensation Committee of the Board of Directors from time to time.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement between the Registrant and each director and executive officer of the Registrant (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 14, 2022, and incorporated herein by reference)(File No. 001-11476)
10.2*#	Executive Employment Agreement dated December 12, 2022, by and between Vertex Energy, Inc. and Benjamin P. Cowart
10.3*#	Executive Employment Agreement dated December 13, 2022, by and between Vertex Energy, Inc. and Chris Carlson
10.4*#	Executive Employment Agreement dated December 12, 2022, by and between Vertex Energy, Inc. and James Rhame
10.5*#	Executive Employment Agreement dated December 12, 2022, by and between Vertex Energy, Inc. and Alvaro Ruiz
99.1*	Charter of the Nominating, Corporate Governance and Environmental, Social, and Governance Committee
99.2*#	Vertex Energy, Inc. Clawack and Forfeiture Policy
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

** Furnished herewith.

# Indicates management contract or compensatory plan or arrangement.

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website(s) is not part of or incorporated into this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: December 14, 2022	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer